UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2010

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into Amendment No. 6, dated as of December 10, 2010, to its Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008 (the “Purchase Agreement”), with its wholly-owned subsidiary, Volt Funding Corp., as seller, Market Street Funding LLC, as a buyer, and PNC Bank, National Association, as buyer agent for Market Street and as administrator, which extends the time for delivery by the Company of its audited financial statements for its fiscal years ended November 1, 2009 and October 31, 2010 to May 2, 2011.  The Purchase Agreement provides Volt Funding Corp. with a $150.0 million accounts receivable securitization program, under which $50 million has been drawn.  No amendments are required to any of the Company’s or any subsidiary’s other credit facilities, including the Company’s $42.0 million bank credit facility.

The foregoing summary of Amendment No. 6 to the Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached to this Report as Exhibit 4.1(a), and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

4.1(a)
Amendment No. 6, dated as of December 10, 2010, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008, among Volt Funding Corp., the Company, Market Street Funding LLC and PNC Bank, National Association (as buyer agent and administrator).

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: December 16, 2010	By:	/s/ Jack Egan
Jack Egan, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
4.1(a)
Amendment No. 6, dated as of December 10, 2010, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008, among Volt Funding Corp., the Company, Market Street Funding LLC and PNC Bank, National Association (as buyer agent and administrator).